CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of QES Dynamic Fund, a series of Advisors Preferred Trust, under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ Cohen Fund Audit Services,

Cleveland, Ohio

July 9, 2015

COHEN FUND AUDIT SERVICES, LTD. I CLEVELAND I MILWAUKEE I 216.649.1700

cohenfund.com

Registered with the Public Company Accounting Oversight Board.